EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the following registration statements on Forms S-3 and S-4 and related prospectuses and in the following registration statements on Form S-8 of D.R. Horton, Inc., of our report dated November 12, 1998, with respect to the consolidated financial statements of D.R. Horton, Inc. included in this Annual Report (Form 10- K) for the year ended September 30, 1998.

         Form S-3          Registration No. 333-57193

         Form S-4          Registration No. 333-56491

         Form S-8          Registration No. 33-48874
                           Registration No. 33-83162
                           Registration No. 333-3570
                           Registration No. 333-3572
                           Registration No. 333-47767
                           Registration No. 333-51473





                                                  /s/ERNST & YOUNG LLP



Fort Worth, Texas
December 4, 1998